Exhibit 10.2
AMENDMENT TO LEASE
This Amendment to Lease (the "Amendment") dated as of the 21 day of January, 2021 by and between 825 Broadway Realty, LLC, Samayabeneli RE LLC, AS 2 East 30, LLC, 273 Yoco LLC, and UBA 2 East 30, LLC, as tenants in common, having an address c/o Premier Equities Management, LLC, 1151 Broadway, Suite 2S, New York, New York 10001 (collectively, "Landlord"), and Anheart Inc., having an address at 135-15 40th Road, Suite 402, Flushing, New York 11354 ("Tenant").

WITNESSETH:

WHEREAS, Landlord and Tenant entered into that certain Lease ("Original Lease", dated as of July 2, 2018 covering a certain portion of the ground floor, lower level, and second floor of the Building located at 275 Fifth Avenue, New York, New York ("Premises"), all as more particularly described in the Original Lease, together with this Amendment, collectively, the "Lease";

WHEREAS, HF Group Holding Corporation, a North Carolina corporation ("Guarantor") guaranteed certain obligations of Tenant under the Lease pursuant to the terns of a certain Guaranty (the "Guaranty"), made as of July 2, 2018;
WHEREAS, due to the Covid-19 pandemic, the New York State government had issued a 'New York State on Pause' Executive Order ("Order") requiring non-essential businesses to close until the Order was lifted and/or amended;
WHEREAS, Landlord is agreeable to a temporary abatement of the payment of a certain portion of the Fixed Rent (as such term is defined in the Original Lease) for a certain period of time as provided in paragraph "4" below, subject to and upon the terms of this Amendment;
WHEREAS, Tenant is in arrears with regard to its payment of rent and additional rent due to Landlord and will pay the arrears simultaneously upon execution of this Amendment;
NOW THEREFORE, the parties agree as follows:
I. Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Original Lease.

2.By executing this Amendment, Tenant represents and warrants to Landlord that Tenant has experienced substantial financial hardship due to the Order and has requested relief from Tenant's financial obligations under the Original Lease in connection therewith.
3.Notwithstanding the provisions of the Original Lease, the Fixed Rent set forth in Article
2. l(A) and Exhibit E of the Original Lease ("Fixed Rent") shall be abated by fifty (50%) percent for each of the monthly installments which were due commencing on April l, 2020 and ending on June 30, 2020. The Fixed Rent payable for the months of July 2020 through and including December 2020, shall be abated by twenty (20%) percent.

4.(a) Landlord and Tenant agree that the Fixed Rent which is due and payable under Section 2.1(A) and Exhibit E of the Lease, only for the following limited months, shall be amended to the amounts as set forth below in this Paragraph "4":

(i)For the months of April 2020 through and including June 2020, Fixed Rent and Additional Rent was paid by Tenant.
(ii)For the months of July 2020 through and including December 2020, Fixed Rent shall be due and payable by Tenant to Landlord in the amount of
$30,936.00 per month on or prior to the first (1st day of each month, along with all Additional Rent due under the Lease.

(b) Upon execution of this Amendment, Tenant shall pay to Landlord's attorney the sum of $ 2,937.50 for legal fees.

5.If at any time after the execution of this Amendment, Tenant shall default under the terms and conditions of the Lease, past any notice and cure period, then Tenant shall be obligated to pay to Landlord on demand the amount of all Fixed Rent that was abated hereunder.
6.Tenant represents and warrants to Landlord that it has not dealt with any broker in connection with this Amendment and that, to the best of its knowledge, no broker, finder or like agent negotiated this Amendment or is entitled to any fee or commission in connection herewith. Tenant shall indemnify, defend, protect and hold Landlord harmless from and against any and all losses, liabilities, damages, claims, judgments, fines, suits, demands, costs, interest and expenses of any kind or nature (including reasonable attorneys' fees and disbursements) incurred in connection with any claim, proceeding or judgment and the defense thereof which Landlord may incur by reason of any claim of or liability to any broker, finder or like agent arising out of any dealings claimed to have occurred between Tenant and the claimant in connection with this Amendment, or the above representation being false. The provisions of this Paragraph shall survive the expiration or earlier termination of the term of the Lease.

7.Tenant represents and warrants to Landlord that, as of the date hereof, (a) the Original Lease is in full force and effect and has not been modified, except pursuant to this Amendment;
(b) there are no defaults existing under the Lease; (c) there exist no valid abatements, causes of action, counterclaims, disputes, defenses, offsets, credits, deductions, or claims against the enforcement of any of the terms and conditions of the Lease; (d) this Amendment has been duly authorized, executed and delivered by Tenant and constitutes the legal, valid and binding obligation of Tenant; and (e) Landlord is not in default of any of its obligations or covenants under the Lease.
8.Except as set forth herein, nothing contained in this Amendment shall be deemed to amend or modify in any respect the terms of the Original Lease and such terms shall remain in full force and effect as modified hereby. If there is any inconsistency between the terms of this Amendment and the terms of the Original Lease, the terms of this Amendment shall be controlling and prevail. This Amendment contains the entire agreement of the parties hereto with respect to its subject matter and all prior negotiations, discussions, representations, agreements and understandings heretofore had among the parties with respect thereto are merged herein.

9.This Amendment may be executed in duplicate counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument. This Amendment may be executed and delivered by facsimile or scan and a facsimile or scanned signature page shall be deemed to be an original for all purposes hereof.

10.This Amendment shall not be binding upon Landlord or Tenant unless and until Landlord shall have delivered a fully executed counterpart of this Amendment to Tenant.
11.This Amendment shall be binding upon and inure to the benefit of Landlord and Tenant and their successors and permitted assigns.
12.This Amendment shall be governed by the laws of the State of New York without giving effect to conflict of laws principles thereof.
13.Any captions, headings, and titles in this Amendment are solely for convenience of reference and shall not affect its interpretation.
[Balance of Page Intentionally Left Blank. Signature Page to Follow.]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the day and year first above written.

LANDLORD:

825 BROADWAY REALTY, LLC

By: /s/ Yaron Jacobi
Name: Yaron Jacobi
Title: Member

By: /s/ Abraham Jacobi
Name: Abraham Jacobi
Title: Member

SAMAYABENELI RE LLC

By: /s/ Cary Pollack
Name: Cary Pollack
Title: Member

AS 2 EAST 30, LLC

By: /s/ Ariel Schuster
Name: Ariel Schuster
Title: Member

273 YOCO LLC

By: /s/ Meir Cohen
Name: Meir Cohen
Title: Authorized Signatory

UBA 2 EAST 30, LLC

By: /s/ Uzi Ben Abraham
Name: Uzi Ben Abraham
Title: Member

TENANT:

ANHEART INC.

By: /s/ Jianping An
Name: Jianping An
Title: General Manager

CONSENT AND RATIFICATION OF GUARANTY:

Guarantor hereby consents to the foregoing Amendment to Lease, ratifies, reaffirms and confirms its obligations and responsibilities under the Guaranties and expressly covenants, acknowledges and agrees that the Guaranties are in full force and effect and further acknowledges and agrees that all references to the "Lease" in the Guaranties shall be deemed to include the Original Lease and this Amendment to Lease.

GUARANTOR:	HF GROUP HOLDING CORPORATION

By: /s/ Victor Lee
Name: Victor Lee
Title: CFO